Exhibit 99.1

PRESS RELEASE

ENERGY TRANSFER PARTNERS, L.P.

REPORTS RECORD SECOND QUARTER AND YEAR-TO-DATE RESULTS

Dallas, Texas – April 10, 2006 – Energy Transfer Partners, L.P. (NYSE:ETP) reported record net income for the second quarter ended February 28, 2006 of $250.8 million, as compared to net income of $87.6 million for the second quarter ended February 28, 2005, an increase of $163.2 million or about 186%. EBITDA, as adjusted, for the second quarter of fiscal 2006 was $314.8 million versus the $145.3 million reported for the second quarter of fiscal 2005, an increase of $169.5 million or approximately 117%.

For the six months ended February 28, 2006, net income increased $252.4 million or about 214% to $370.6 million as compared to $118.2 million for the six months ended February 28, 2005. EBITDA, as adjusted, increased $296.9 million or about 138% to $511.9 million for the six months ended February 28, 2006 as compared to $215.0 million for the six months ended February 28, 2005.

Both the three and six months periods benefited from the results of operations of the Houston Pipeline transportation and storage assets which were purchased in January, 2005 as well as increased volumes and synergies realized from operating our pipeline assets as an integrated system. In addition, net income for the second quarter benefited due to favorable price movements on our commodity hedge contracts.

The Partnership has scheduled a conference call for 2:00 p.m. Central Daylight Time, Tuesday, April 11, 2006 to discuss the fiscal 2006 second quarter results. The dial-in number is 800-288-8976; participant code: Energy Transfer Partners.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. is a publicly traded partnership owning and operating a diversified portfolio of energy assets. The Partnership’s natural gas transportation and storage operations include approximately 11,700 miles of natural gas gathering and transportation pipelines, natural gas treating and processing assets located in Texas and Louisiana, and three natural gas storage facilities located in Texas. The

Partnership is one of the five largest retail marketers of propane in the United States, serving more than 700,000 customers from 321 customer service locations in 34 states extending from coast to coast.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com. For more information, please contact H. Michael Krimbill, President and Chief Financial Officer, at 918-492-7272.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	February 28, 2006	August 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$33,843	$24,914
Marketable securities	3,575	3,452
Accounts receivable, net of allowance for doubtful accounts	821,763	847,028
Accounts receivable from related parties	724	4,479
Inventories	238,787	302,893
Other current assets	164,053	275,254

Total current assets	1,262,745	1,458,020

PROPERTY, PLANT AND EQUIPMENT, net	2,666,479	2,440,565
INVESTMENT IN AFFILIATES	37,135	37,353
GOODWILL	325,093	324,019
INTANGIBLES AND OTHER ASSETS, net	121,976	166,949

Total assets	$4,413,428	$4,426,906

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Working capital facility	$21,198	$17,026
Accounts payable	674,639	818,775
Accounts payable to related parties	410	1,073
Customer deposits	8,464	88,038
Price risk management liabilities	41,374	104,772
Accrued and other current liabilities	147,815	179,778
Income taxes payable	23,590	2,063
Deferred income taxes payable	2,157	—
Current maturities of long-term debt	39,673	39,349

Total current liabilities	959,320	1,250,874

LONG-TERM DEBT, less current maturities	1,517,724	1,675,705
LONG-TERM AFFILIATED PAYABLE	—	2,005
NONCURRENT DEFERRED INCOME TAXES	108,985	111,185
OTHER NONCURRENT LIABILITIES	11,377	43,801
MINORITY INTERESTS	2,074	17,144

	2,599,480	3,100,714

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
General Partner	66,185	49,384
Common Unitholders (108,055,561 and 106,889,904 units authorized, issued and outstanding at February 28, 2006 and August 31, 2005, respectively)	1,615,778	1,362,125
Class C Unitholders (1,000,000 units authorized, issued and outstanding at February 28, 2006 and August 31, 2005)	—	—
Class E Unitholders (8,853,832 units authorized, issued and outstanding at February 28, 2006 and August 31, 2005 – held by subsidiary and reported as treasury units)	—	—
Class F Unitholders (2,570,150 and 0 units authorized, issued and outstanding at February 28, 2006 and August 31, 2005, respectively)	94,686	—
Accumulated other comprehensive income (loss)	37,299	(85,317)

Total partners’ capital	1,813,948	1,326,192

Total liabilities and partners’ capital	$4,413,428	$4,426,906

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

(unaudited)

	Three Months Ended February 28, 2006	Three Months Ended February 28, 2005	Six Months Ended February 28, 2006	Six Months Ended February 28, 2005
REVENUES:
Midstream and transportation and storage	$2,083,303	$1,130,526	$4,291,837	$1,824,213
Propane and other	366,513	309,318	574,599	479,829

Total revenues	2,449,816	1,439,844	4,866,436	2,304,042

COSTS AND EXPENSES:
Cost of products sold, midstream and transportation and storage	1,785,053	1,028,558	3,744,422	1,650,473
Cost of products sold, propane and other	223,778	182,617	355,036	288,606
Operating expenses	99,696	73,551	202,367	133,751
Depreciation and amortization	29,014	22,232	55,927	41,893
Selling, general and administrative	31,455	11,913	56,254	22,637

Total costs and expenses	2,168,996	1,318,871	4,414,006	2,137,360

OPERATING INCOME	280,820	120,973	452,430	166,682

OTHER INCOME (EXPENSE):
Interest expense	(28,542)	(23,024)	(56,935)	(40,355)
Equity in earnings (losses) of affiliates	106	109	(168)	145
Gain (loss) on disposal of assets	662	(436)	534	(527)
Loss on extinguishment of debt	—	(7,996)	—	(7,996)
Interest income and other, net	2,302	235	3,261	369

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	255,348	89,861	399,122	118,318

Income tax expense	4,014	3,127	26,425	4,159

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	251,334	86,734	372,697	114,159

Minority interests	(549)	(358)	(2,104)	(516)

INCOME FROM CONTINUING OPERATIONS	250,785	86,376	370,593	113,643

INCOME FROM DISCONTINUED OPERATIONS	—	1,225	—	4,568

NET INCOME	250,785	87,601	370,593	118,211

GENERAL PARTNER’S INTEREST IN NET INCOME	27,695	10,456	48,179	16,545

LIMITED PARTNERS’ INTEREST IN NET INCOME	$223,090	$77,145	$322,414	$101,666

BASIC NET INCOME PER LIMITED PARTNER UNIT
Limited Partners’ income from continuing operations	$1.37	$0.67	$2.13	$1.02
Limited Partners’ income from discontinued operations	—	0.01	—	0.04

NET INCOME PER LIMITED PARTNER UNIT	$1.37	$0.68	$2.13	$1.06

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	107,815,792	94,177,730	107,352,608	91,697,190

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Limited Partners’ income from continuing operations	$1.36	$0.67	$2.12	$1.02
Limited Partners’ income from discontinued operations	—	0.01	—	0.04

NET INCOME PER LIMITED PARTNER UNIT	$1.36	$0.68	$2.12	$1.06

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	108,017,060	94,331,506	107,551,712	91,837,451

SUPPLEMENTAL INFORMATION: (unaudited)	For the Three Months Ended February 28, 2006	For the Three Months Ended February 28, 2005	For the Six Months Ended February 28, 2006	For the Six Months Ended February 28, 2005
Net income reconciliation:
Net income	$250,785	$87,601	$370,593	$118,211
Depreciation and amortization	29,014	22,232	55,927	41,893
Interest expense	28,542	23,024	56,935	40,355
Income tax expense on continuing operations	4,014	3,127	26,425	4,159
Non-cash compensation expense	5,379	402	5,826	804
Interest (income) and other, net	(2,302)	(113)	(3,261)	(141)
Depreciation, amortization, and interest of discontinued operations	—	628	—	1,236
Loss on extinguishment of debt	—	7,996	—	7,996
(Gain) loss on disposal of assets	(662)	436	(534)	527

EBITDA, as adjusted (a)	$314,770	$145,333	$511,911	$215,040

VOLUMES:	For the Three Months Ended February 28, 2006	For the Three Months Ended February 28, 2005	For the Six Months Ended February 28, 2006	For the Six Months Ended February 28, 2005
Midstream
Natural gas MMBtu/d – sold	1,529,856	1,411,800	1,528,616	1,313,254
NGLs Bbls/d – sold	9,537	16,261	9,879	12,931
Transportation and storage
Natural gas MMBtu/d – sold	1,868,486	2,039,179	1,709,049	2,039,179
Natural gas MMBtu/d – transported	4,231,797	3,045,656	4,349,137	3,078,193
Propane operations (in gallons)
Retail propane	165,758	165,696	254,496	252,131
Wholesale	28,243	25,708	47,844	44,017

(a)	EBITDA, as adjusted, is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets and discontinued operations is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to our investors for trending, analyzing and benchmarking the operating results of our partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

EBITDA, as adjusted, is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. We have a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of the our business. Adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare our operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than ours. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in our operating results but are not classified in interest, depreciation and amortization. We do not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of our business. In addition, our debt agreements contain financial covenants based on EBITDA, as adjusted.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted, for the periods described herein is calculated in the same manner as presented by us. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross margin, operating income, net income, and cash flow from operating activities.